UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2016

RLJ ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-35675	45-4950432
(Commission File Number)	(IRS Employer Identification Number)

RLJ Entertainment, Inc.

8515 Georgia Avenue, Suite 650

Silver Spring, Maryland

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 608-2115

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.Material Modifications to Rights of Securities Holders

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03.Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

RLJ Entertainment, Inc. (the “Company”) filed with the Secretary of State of the State of Nevada a Certificate of Amendment to the Amended and Restated Articles of Incorporation of the Company (the “Certificate of Amendment”), to effect a 1-for-3 reverse stock split of its common stock (the “Reverse Split”), effective as of June 24, 2016, which will decrease the number of common shares issued and outstanding from approximately 14.1 million shares to approximately 4.7 million shares. The Company’s authorized common shares will not be affected by the Reverse Split.  A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

As previously disclosed, the Company’s shareholders approved a reverse stock split of the Company’s common stock at the special meeting of shareholders on December 4, 2015, as determined by the Board of Directors in its discretion, at a ratio of not less than 1-for-2 and not more than 1-for-6.

The Reverse Split becomes effective as of 12:01 a.m. Pacific Daylight Time on June 24, 2016, at which time every three (3) shares of the Company's issued and outstanding common stock will be automatically converted into one (1) issued and outstanding share of the Company’s common stock, without any change in the par value per share.  In addition, a proportionate adjustment will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding preferred stock and warrants to purchase shares of the Company’s common stock, and the number of shares reserved for issuance pursuant to the Company’s equity incentive compensation plans will be reduced proportionately. The number of authorized shares of the Company’s common stock will not change as a result of the Reverse Split.

No fractional shares will be issued as a result of the Reverse Split, and shareholders who otherwise would be entitled to a fractional share will receive the number of post-reverse split shares to which they are entitled rounded up to the next whole number of shares.  The Company’s transfer agent, Computershare Trust Company, will provide instructions to stockholders of record regarding the process for exchanging shares.

Trading of the Company’s common stock will continue on the NASDAQ Capital Market (“NASDAQ”) on a Reverse Split-adjusted basis under the trading symbol “RLJE.” The new CUSIP number for the Company’s common stock following the Reverse Split is 74965F 203.

The reverse stock split is being implemented to maintain the Company's listing on the NASDAQ Capital Market. There can be no assurance that the reverse stock split will have the desired effect of sufficiently raising the closing bid price of the common stock to meet the NASDAQ minimum bid requirement and thereby maintaining the listing.  In addition, the Company has submitted a plan to NASDAQ concerning its plan to regain compliance with NASDAQ’s minimum shareholders’ equity requirement, which is an additional condition to maintaining the Company's listing on the NASDAQ Capital Market.  There can be no assurance that the plan will be accepted by NASDAQ or if accepted, that the Company will be successful in timely restoring its shareholders equity to meet NASDAQ’s minimum requirement.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

3.1	Form of Certificate of Amendment to Articles of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ ENTERTAINMENT, INC.

Date:	June 27, 2016	By:	/s/ MIGUEL PENELLA
		Name:	Miguel Penella
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Form of Certificate of Amendment to Articles of Incorporation

4